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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) October 23, 1997


                                   HUBCO, INC.
             (Exact name of registrant as specified in its charter)


                                   New Jersey
                 (State or other jurisdiction of incorporation)

               1-10699                              22-2405746
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       (Commission File Number)        (IRS Employer Identification No.)

                            1000 MacArthur Boulevard
                            Mahwah, New Jersey 07430
                    (Address of principal executive offices)

                                 (201) 236-2600
              (Registrant's telephone number, including area code)


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Item 5.  Other Events
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         HUBCO,  Inc.  ("HUBCO")  announced  on March 31,  1998 the signing of a definitive agreement among HUBCO, Hudson United Bank, HUBCO's New Jersey banking subsidiary, IBS Financial Corp. ("IBSF") and Inter-Boro Savings and Loan Association (the "IBSF Merger Agreement") under which HUBCO will acquire IBSF in a stock for stock exchange which is intended to qualify as a pooling of interests. A copy of the Press Release is attached as an Exhibit to this Form 8-K.

         Under the terms of the IBSF Merger Agreement each share of IBSF common stock will be exchanged for a fixed number of shares of HUBCO common stock at an exchange ratio of 0.534 shares of HUBCO common stock for each IBSF share. Based upon HUBCO's March 30, 1998 closing price of $38.81, 0.534 shares of HUBCO common stock would have a value of $20.73. This equates to a total transaction value of $227 million, or 1.76 times IBSF's book value, and 38 times IBSF's last twelve months reported earnings, and a deposit premium of 17.5%.

         In connection with the execution of the IBSF Merger Agreement, IBSF has issued an option to HUBCO that, under certain defined circumstances, would enable HUBCO to purchase up to 2,700,000 shares of IBSF common stock. In addition, IBSF has certain rights to terminate the IBSF Merger Agreement if HUBCO's share price should decrease more than 15% between the day after the announcement and a pre-closing determination date, and also decrease 10% more than a specified index, unless HUBCO agrees to deliver shares of HUBCO common stock having a value which would satisfy these criteria. The transaction, which is expected to close in the third quarter of 1998, is expected to be treated as a tax-free exchange to holders of IBSF common stock.

         HUBCO also announced on March 31, 1998 the signing of a definitive agreement among HUBCO, Lafayette American Bank, HUBCO's Connecticut banking subsidiary, Dime Financial Corporation ("DFC") and The Dime Savings Bank of Wallingford (the "Dime Merger Agreement")under which HUBCO will acquire DFC in a stock for stock exchange which is intended to qualify as a pooling of interests. A copy of the Press Release is attached as an Exhibit to this Form 8-K.

         Under the terms of the Dime Merger Agreement DFC shareholders will receive HUBCO common stock with an indicated value of $38.25 per share based upon the median price of HUBCO common stock in a period immediately before regulatory approval (if the price of HUBCO stock during such period is between $36.42 and $41.13). A maximum exchange ratio for each share of DFC common stock will apply if HUBCO's pre-approval price is below $36.43. A minium exchange ratio of .93 shares will apply if HUBCO's pre-approval price is above $41.13. The $38.25 per share value equates to a total transaction value of $201 million, or 2.49 times DFC's book value, 19 times DFC's tax effected last twelve months earnings, and a deposit premium of 14.5%.

         In connection with the execution of the Dime Merger Agreement, DFC has issued an option to HUBCO which would enable HUBCO to purchase up to 1,044,000 shares of DFC common stock under certain defined circumstances. In addition, DFC has certain rights to terminate the Dime Merger Agreement if the median pre-approval price of HUBCO is less than $31.43 per share unless HUBCO agrees to deliver shares of HUBCO common stock with a value at the pre-approval price of $33.00 in exchange for each share of DFC common stock under certain defined circumstances. The transaction, which is expected to close in the third quarter of 1998, is expected to be treated as a tax-free exchange to holders of DFC common stock. A copy of the Press Release is attached as an exhibit to this Form 8-K.

         On March 31, 1998, HUBCO held a conference call with banking industry analysts and others to discuss the acquisitions. The following additional information was provided to participants during the investor presentation.

         * HUBCO anticipates $6.7 million in projected expense savings with respect to the acquisition of DFC and $9.0 million in projected expense savings with respect to the acquisition of IBSF.

         * Merger related and restructuring charges will be taken and HUBCO presently estimates they will be approximately $21.0 million for IBSF and $10.8 million for DFC on a pre-tax basis. These charges include, among others, investment and other professional fees, service contract terminations, lease terminations, disposal of equipment and fixtures no longer necessary for the operation of the institution, employment contract payouts and severance payments.

         * The earnings multiple (last twelve months with normalized tax expense) to be paid by HUBCO, as adjusted for cost saves, is estimated to be 13 times for Dime. The earnings multiple (last twelve months with normalized tax expense) to be paid by HUBCO, as adjusted for cost saves and the ability to leverage IBSF's excess capital, is estimated to be 16 times for IBSF. Both of these ratios are less than the current price to earnings ratio for HUBCO and, therefore, HUBCO expects the acquisitions to be accretive to earnings.

         * The price to book value to be paid by HUBCO is estimated to be 249% for Dime and 176% for IBSF.

         * The premium over book value as a percent of deposits is anticipated to be 14.5% for Dime and 17.6% for IBSF.

         * On a pro forma basis, taking into account all of HUBCO's pending acquisitions, HUBCO estimates it will have approximately $7.0 billion of total assets, $3.6 billion of total loans, $2.6 billion of total investments, $5.6 billion of total deposits, $500 million of total capital, and a leverage ratio of 6.6%.

         The estimates and statements in such conference call and in this Form 8-K concerning projected expense savings, restructuring charges, earnings multiples adjusted for cost savings, premium over book value as a percent of deposits, premium to book value, pro forma information for all acquisitions combined, as well as other projected information are forward looking statements under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. The actual results may differ materially from the estimates and statements presented. Factors that may cause such a difference include, but are not limited to, customer retention, employee retention, the integration and computer conversions to HUBCO's systems, the ability to effectively centralize loan, credit, finance and data processing functions without substantial cost increases, the ability to terminate certain leases, factors related to the successful integration of these new transactions and the other pending acquisitions without incurring substantial unexpected liabilities, changes in deposit base and loan portfolio, loan loss provisions, changes in interest rates and economic conditions generally.


Item 7.   Exhibits
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     99.1      Press Release dated March 31, 1998.

     99.2 Agreement and Plan of Merger dated March 31, 1998 among HUBCO, Inc., ("HUBCO") Hudson United Bank, IBS Financial Corporation ("IBSF") and Inter-Boro Savings and Loan Association.

     99.3      Stock  Option  Agreement  dated March 31, 1998 among  HUBCO.  and
               IBSF.

     99.4 Agreement and Plan of Merger dated March 31, 1998 among HUBCO, Lafayette American Bank, Dime Financial Corporation ("DFC") and Dime Savings Bank of Wallingford.

     99.5      Stock Option Agreement dated March 31, 1998 among HUBCO and DFC.


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                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       HUBCO, INC.

Dated: March 31, 1998            By: D. LYNN VAN BORKULO-NUZZO
                                       -----------------------------
                                       D. Lynn Van Borkulo-Nuzzo,
                                       Executive Vice President


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                                INDEX TO EXHIBIT


Exhibit No.              Description
----------               -----------


     99.1      Press Release dated March 31, 1998.

     99.2 Agreement and Plan of Merger dated March 31, 1998 among HUBCO, Inc., ("HUBCO") Hudson United Bank, IBS Financial Corp.("IBSF"), and Inter- Boro Savings and Loan Association.

     99.3      Stock Option Agreement dated March 31, 1998 among HUBCO and IBSF.

     99.4 Agreement and Plan of Merger dated March 31, 1998 among HUBCO, Lafayette American Bank, Dime Financial Corporation ("DFC") and Dime Savings and Loan Association of Wallingford.

     99.5      Stock Option Agreement dated March 31, 1998 among HUBCO and DFC.